As filed with the Securities and Exchange Commission on August 24, 1995
                                               Registration No. 33-_____________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             _____________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                              _____________________

                                ZYGO CORPORATION
             (Exact name of registrant as specified in its charter)

            Delaware                                      06-0864500
       (State or other juris-                          (I.R.S. Employer
       diction of incorporation                         Identification
       or organization)                                 Number)
                                Laurel Brook Road
                         Middlefield, Connecticut 06455
                                 (203) 347-8506
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                ZYGO CORPORATION
                              NON-EMPLOYEE DIRECTOR
                                STOCK OPTION PLAN
                            (full title of the plan)
                            ________________________

                                 GARY K. WILLIS
                      President and Chief Operating Officer
                                ZYGO CORPORATION
                                Laurel Brook Road
                         Middlefield, Connecticut 06455
                                 (203) 347-8506

           (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                ----------------

           Copies of all communications, including all communications sent to the agent for service, should be sent to:

                                PAUL JACOBS, ESQ.
                           Fulbright & Jaworski L.L.P.
                                666 Fifth Avenue
                            New York, New York 10103
                                 (212) 318-3000

                                              CALCULATION OF REGISTRATION FEE
=============================================================================================================================
                                                        Proposed maximum       Proposed maximum       Amount of
Title of Securities to be        Amount to be           offering price per     aggregate offering     registration fee
registered                       registered(1)          unit(2)                price (3)
================================ ====================== ====================== ====================== ========================
Common Stock, $.10 par value
per share...........             300,000 shares         $26.875                $8,062,500             $2,781
================================ ====================== ====================== ====================== ========================

(1) An additional indeterminable number of shares are also being registered to cover any adjustments required by anti-dilution provisions in the number of shares issuable upon the exercise of options granted under the Zygo Corporation Non-Employee Director Stock Option Plan.

(2) Calculated by dividing the proposed maximum offering price by the amount of shares to be registered.

(3) The price is estimated in accordance with Rule 457(h)(1) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee and is the product resulting from multiplying 300,000, the number of shares of Common Stock registered by the Registration Statement as to which options may be granted under the Zygo Corporation Non-Employee Director Stock Option Plan by $26.875, the average of the high and low prices of the Common Stock as reported on the Nasdaq National Market on August 22, 1995.

================================================================================

                                     PART I

                     INFORMATION REQUIRED IN THE PROSPECTUS


     The document(s) containing the information called for in Part I of Form S-8 will be sent or given to individuals awarded options under the Zygo Corporation Non-Employee Director Stock Option Plan (the "Plan") adopted by Zygo Corporation (the "Company" or the "Registrant") and is not being filed with or included in this Form S-8 in accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission").

                                 187,500 Shares

                                ZYGO CORPORATION

                                  COMMON STOCK

     This Prospectus relates to the offer and sale of up to 187,500 shares (the "Shares") of Common Stock, par value $0.10 per share (the "Common Stock"), of Zygo Corporation ("Zygo" or the "Company") which are being offered for sale by certain selling stockholders (the "Selling Stockholders"). See "Selling Stockholders." The distribution of the Shares by the Selling Stockholders may be effected from time to time in one or more transactions for their own accounts (which may include block transactions) in the over-the-counter market, on the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), or on any exchange on which the Common Stock may then be listed, in negotiated transactions, through the writing of options on shares (whether such options are listed on an options exchange or otherwise), or a combination of such methods of sale, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Stockholders may effect such transactions by selling Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders and/or the purchasers of Shares for whom such broker-dealers may act as agent or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). The Selling Stockholders may also pledge Shares as collateral for margin accounts and such Shares could be resold pursuant to the terms of such accounts. The Selling Stockholders and any participating brokers and dealers may be deemed to be "underwriters" as defined in the Securities Act of 1933, as amended (the "Securities Act"). See "Selling Stockholders" and "Plan of Distribution."

     The Company's Common Stock is traded on the Nasdaq Stock Market's National Market (the "National Market") under the symbol "ZIGO." On August 22, 1995, the closing sale price of the Common Stock, as listed on the National Market and reported by the National Quotation Bureau Incorporated, was $27 per share. On July 20, 1995, the Company's Board of Directors declared a 3 for 2 stock split effected in the form of a 50% stock dividend, payable on August 21, 1995 to stockholders of record at the close of business on August 1, 1995. Unless otherwise indicated, the number of shares being offered for sale hereunder and all share and option information included in this Prospectus under the headings "Selling Stockholders" and "Legal Matters" has been adjusted to reflect such stock split as if it had occurred prior to the date as of which the information is given.

     None of the proceeds from the sale of the Shares by the Selling Stockholders will be received by the Company. The Company has agreed to bear all expenses in connection with the registration of the Shares being offered by the Selling Stockholders. See "Plan of Distribution." Brokerage commissions, if any, attributable to the sale of the Shares will be borne by the Selling Stockholders.

                             _____________________


     See "Risk Factors" for certain information that should be considered by prospective investors.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                 The date of this Prospectus is August 24, 1995

     No person is authorized in connection with the offering made hereby to give any information or to make any representation not contained or incorporated by reference in this Prospectus or a supplement to this Prospectus, and any information or representation not contained or incorporated herein or in a supplement to this Prospectus must not be relied upon as having been authorized by the Company or the Selling Stockholders. This Prospectus or any supplement to this Prospectus does not constitute an offer to sell or a solicitation of an offer to buy by any person in any jurisdiction in which it is unlawful for such person to make such offer or solicitation. Neither the delivery of this Prospectus or a supplement to this Prospectus at any time nor any sale made hereunder or thereunder shall under any circumstance imply that information contained herein is correct as of any date subsequent to its date.


                              AVAILABLE INFORMATION

     The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-8 under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Common Stock offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement and in the exhibits and schedules thereto. For further information about the Company and the securities offered hereby, reference is hereby made to the Registration Statement and to the exhibits and schedules thereto. Statements contained in this Prospectus as to the contents of any contract or any other document are not necessarily complete and in each instance reference is made to the copy of such contract or document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. Additionally, the Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files periodic reports, proxy statements and other information with the Commission. The Registration Statement, including the exhibits and schedules thereto, as well as such reports, proxy statements and other information filed with the Commission may be inspected and copied at the Commission's Public Reference Room, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: New York Regional Office, 75 Park Place, 14th Floor, New York, New York 10007, and Chicago Regional Office, Northwestern Atrium Center, 500 West Madison Street (Suite 1400), Chicago, Illinois 60601. Copies of such material may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Copies may also be inspected at the reading room of the library of the National Association of Securities Dealers, Inc., 1735 K Street, Washington, DC 20006.

     The Company furnishes its stockholders with annual reports containing financial statements certified by independent accountants (prepared in accordance with accounting principles generally accepted in the United States) and quarterly reports containing unaudited financial data for the first three quarters of its fiscal year, and intends to continue this policy.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents, which are on file with the Commission (File No. 0-12944), are incorporated in this Prospectus by reference and made a part hereof:

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1994, filed on September 28, 1994.

     (b) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1994, filed on November 4, 1994.

     (c) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 1994, filed on February 7, 1995.

     (d) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1995, filed on May 11, 1995.

     (e) The Company's Current Report on Form 8-K, dated July 20, 1995, filed on July 20, 1995.

     (f) The Company's Current Report on Form 8-K, dated August 22, 1995, filed on August 23, 1995.

     (g) The description of the Company's Common Stock contained in Item 1 of the Company's Registration Statement on Form 8-A dated October 26, 1984.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the respective dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this Prospectus or any other subsequently filed document that is also incorporated by reference herein modifies or supersedes such statement. Any such statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person to whom this Prospectus is delivered, upon written or oral request of such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents). Written or telephone requests should be directed to Zygo Corporation, Laurel Brook Road, Middlefield, Connecticut 06455-0448, Attention: Mark J. Bonney, Vice President, Finance and Administration, (203) 347-8506.

                                  RISK FACTORS

     In addition to the other information in this Prospectus, the following factors should be considered carefully in evaluating the Company and its business before purchasing the shares of Common Stock offered hereby.

     Dependence on Cyclical Industries. The Company's business is significantly dependent on capital expenditures by manufacturers of semiconductors and components for the computer disk drive industry. These industries are cyclical and have historically experienced periods of oversupply, resulting in significantly reduced demand for capital equipment, including the products manufactured and marketed by the Company. The Company's net sales and operating results may be materially adversely affected if downturns or slowdowns in the semiconductor or computer disk drive markets occur in the future.

     Ability to Respond to Technological Change. The Company's future success will depend upon its ability to enhance its current products and to develop and introduce new products that keep pace with technological developments and evolving industry standards, respond to changes in customer requirements and achieve market acceptance. Any failure by the Company to anticipate or respond adequately to technological developments and customer requirements, or any significant delays in product development or introduction, could have a material adverse effect on the Company's business, operating results, financial condition and liquidity. There can be no assurance that Zygo will be successful in developing and marketing new products and services or product and service enhancements on a timely basis or that the Company will not experience significant delays in the introduction of new products and services. In addition, there can be no assurance the new products and services or product and service enhancements developed by the Company will achieve market acceptance.

     Dependence on Proprietary Technology. The Company's success is heavily dependent upon its proprietary technology. There can be no assurance that the steps taken by the Company to protect its proprietary technology will be adequate to prevent misappropriation of its technology by third parties or will be adequate under the laws of some foreign countries, which may not protect the Company's proprietary rights to the same extent as do laws of the United States. In addition, there can be no assurance that third parties will not assert successfully technology infringement claims against the Company.

     Risks Associated with Potential Acquisitions. The Company's business strategy includes the expansion of its products and services, which may be effected through acquisitions. Acquisitions involve numerous risks, including difficulties in the assimilation of the operations and products of the acquired companies, the ability to manage effectively geographically remote units, the diversion of management's attention from other business concerns, risks of entering markets in which the Company has limited or no direct experience and the potential loss of key employees of the acquired companies. In addition, acquisitions may involve the immediate expenditure of significant funds or the issuance of significant shares of Common Stock, or any combination thereof. Although management expects to carefully analyze any such opportunity before committing the Company's resources, there can be no assurance that any acquisition will result in long-term benefits to the Company or that Zygo's management will be able to manage effectively the resulting businesses.

     Management of Growth. The Company is currently experiencing a period of rapid growth and expansion, which would be further intensified in the event the Company is involved in a significant acquisition. This growth expansion has placed and could continue to place a significant strain on the Company's personnel and other resources. The Company's growth has resulted in an increase in the level of responsibility for the Company's management personnel. Certain of the Company's management personnel have had limited or no experience in managing companies as large as or larger than the Company. The Company's ability to manage growth effectively will require the Company to continue to improve its operational, management and financial systems and controls and to successfully train, motivate and manage its employees. If the Company's management is unable to manage growth effectively, the Company's business, results of operations, financial condition and liquidity could be materially and adversely affected.

     Dependence on Key Personnel. Zygo's success depends in large part upon the continued services of many of its highly skilled personnel involved in management, research and development and sales and marketing, and upon its ability to attract and retain additional highly qualified employees. The Company's employees may voluntarily terminate their employment with the Company at any time. Competition for such personnel is intense, and there can be no assurance that the Company will be successful in retaining its existing personnel or attracting and retaining additional personnel.

     Dependence on Third-Party Suppliers. Certain of the components and subassemblies included in the Company's systems are obtained from a single source or a limited group of suppliers. Although the Company seeks to reduce dependence on sole and limited source suppliers in some cases, the partial or complete loss of certain of these sources could have at least a temporary adverse effect on the Company's results of operations and damage customer relationships.

     Relationship With Canon Inc. and Canon Sales Co., Inc. Prior to this offering, Canon Inc. ("Canon") owns approximately 20% of the Company's Common Stock. In addition, one executive officer of Canon's U.S. subsidiary is a member of the Company's Board of Directors. Canon and Canon Sales Co., Inc. is a significant customer of the Company, with aggregate sales by the Company to these entities amounting to $9,550,000 and $7,740,000 for the fiscal years ended June 30, 1995 and 1994, respectively. In addition, Canon Sales Co., Inc. is the Company's exclusive distributor for sales of the Company's products in the Japanese market.

     Customer Concentration. Sales to the Company's two largest customers in fiscal 1995 and fiscal 1994 accounted for 47% and 41% of net sales, respectively. During these fiscal years, sales to Canon and Canon Sales Co., Inc., the Company's largest customer in those periods, accounted for approximately 30% and 32%, respectively, of the Company's net sales. The Company expects that sales to Canon and Canon Sales Co., Inc. will continue to represent a significant percentage of the Company's net sales for the foreseeable future. During fiscal 1995, sales to a manufacturer of computer disk drives and related hardware and software accounted for approximately 17% of the Company's net sales. The Company's customers generally do not enter into long-term agreements obligating them to purchase the Company's products. A reduction or delay in orders from either of these two customers, including reductions or delays due to market, economic, or competitive conditions in the semiconductor or computer disk drive industries, could have a material adverse effect upon the Company's result of operations.

     Revenues Derived from International Sales and Foreign Operations. The Company's products are sold internationally by the Company primarily to customers in Japan. Revenues from sales to customers outside the United States accounted for 47% and 46% of the Company's total revenues in the fiscal years ended June 30, 1995 and 1994, respectively. International sales and foreign operations are subject to inherent risks, including longer payment cycles, greater difficulty in accounts receivable collection, compliance with foreign laws, changes in regulatory requirements, tariffs or other barriers, difficulties in obtaining export licenses and in staffing and managing foreign operations, exposure to currency exchange fluctuations and political instability. Although substantially all the Company's sales and costs are negotiated and paid in US dollars, changes in the values of foreign currencies relative to the value of the US dollar can negatively impact international sales of the Company's products and the Company's foreign operations, as would changes in the general economic conditions in those markets. Although these risks, including the risks associated with currency exchange fluctuations, have not had any material adverse effect on the Company to date, there can be no assurance that risks inherent in international sales and foreign operations will not have a material adverse effect on the Company in the future.

     Control of Company. Upon completion of this offering, the Company's executive officers and directors, through their affiliation with certain stockholders, may be deemed to beneficially own approximately 39% of the outstanding shares of Common Stock. As a result, these individuals will effectively have the ability to control the Company and direct its affairs and business, including the election of all of the directors.

     Dividend Policy. The Company has never declared or paid cash dividends on its capital stock. The Company currently intends to retain all its earnings to finance the expansion and development of its business and, therefore, does not anticipate paying any cash dividends in the foreseeable future.

                                   THE COMPANY

     The Company was incorporated in 1970 under the laws of the State of Delaware. The Company's principal offices are located at Laurel Brook Road, Middlefield, Connecticut 06455-0448, and its telephone number is (203) 347-8506.

                              SELLING STOCKHOLDERS

     The following table sets forth certain information as of July 1, 1995 (except as otherwise indicated) and as adjusted to reflect the sale of the Common Stock in the offering, as to the security ownership of the Selling Stockholders. The position, office or other material relationship which a Selling Stockholder has had within the past three years with the Company or any of its predecessors or affiliates is indicated in the footnotes or otherwise under the subheading "Transactions Involving Selling Stockholders" below. The shares of Common Stock being sold by the Selling Stockholders in this offering will be acquired upon the exercise of stock options presently held by the Selling Stockholders.

                                                                                                         Percentage of
                                   Shares of                                        Shares of              Class of
                                   Common Stock                                    Common Stock          Common Stock
                                   Beneficially                                    Beneficially          Beneficially
                                   Owned Prior              Shares                 Owned After           Owned After
                                   to Offering              Being Sold              Offering              Offering
                                   -----------              ----------              --------              --------

Michael R. Corboy(1)                 51,000                   37,500                 13,500                   * %

Seymour E. Liebman(2)                37,500                   37,500                      0                   * %

Robert C. McKelvey(3)                83,100                   37,500                 45,600                  1.2%

Paul W. Murrill(4)                   44,250                   37,500                  6,750                   * %

Robert B. Taylor(5)                  39,750                   37,500                  2,250                   * %


________________
*  Less than one percent

(1) Shares of common stock beneficially owned prior to and after the offering and the percentage of class of common stock beneficially owned after the offering includes 6,000 shares of common stock which may be acquired upon the exercise of options within 60 days which are not the subject of this prospectus. Shares of common stock beneficially owned prior to the offering also includes 37,500 shares of Common Stock which may be acquired by Mr. Corboy upon the exercise of options which are covered by this prospectus. Such options to purchase 37,500 shares were granted on August 25, 1994 and become exercisable as to 7,500 shares on each of August 25, 1995, 1996, 1997, 1998 and 1999. Mr. Corboy has been a director of the Company since 1993.

(2) Shares of common stock beneficially owned prior to the offering consists of 37,500 shares of Common Stock which may be acquired by Mr. Liebman upon the exercise of options which are covered by this prospectus. Such options were granted on August 25, 1994 and become exercisable as to 7,500 shares on each of August 25, 1995, 1996, 1997, 1998 and 1999. Shares of common stock beneficially owned prior to and after the offering and the percentage of class of common stock beneficially owned after the offering does not include shares of common stock owned by Canon Inc., an affiliate of an entity of which Mr. Liebman is an officer. Mr. Liebman has been a director of the Company since 1993.

(3) Shares of common stock beneficially owned prior to the offering includes 37,500 shares of Common Stock which may be acquired by Mr. McKelvey upon the exercise of options which are covered by this prospectus. Such options were granted on August 25, 1994 and become exercisable as to 7,500 shares on each of August 25, 1995, 1996, 1997, 1998 and 1999. Mr. McKelvey has been a director of the Company since 1983.

(4) Shares of common stock beneficially owned prior to and after the offering and the percentage of class of common stock beneficially owned after the offering includes 6,000 shares of common stock which may be acquired upon the exercise of options within 60 days which are not the subject of this prospectus. Shares of common stock beneficially owned prior to the offering also includes 37,500 shares of Common Stock which may be acquired by Mr. Murrill upon the exercise of options which are covered by this prospectus. Such options to purchase 37,500 shares were granted on August 25, 1994 and become exercisable as to 7,500 shares on each of August 25, 1995, 1996, 1997, 1998 and 1999. Mr. Murrill has been a director of the Company since 1993.

(5) Shares of common stock beneficially owned prior to the offering includes 37,500 shares of Common Stock which may be acquired by Mr. Taylor upon the exercise of options which are covered by this prospectus. Such options were granted on August 25, 1994 and become exercisable as to 7,500 shares on each of August 25, 1995, 1996, 1997, 1998 and 1999. Shares of common stock beneficially owned prior to and after the offering and the percentage of class of common stock beneficially owned after the offering does not include shares of common stock owned by Wesleyan University, of which Mr. Taylor is an officer. Mr. Taylor has been a director of the Company since 1988.


                              PLAN OF DISTRIBUTION

     The Company is registering the Shares on behalf of the Selling Stockholders. All costs, expenses and fees in connection with the registration of the Shares offered hereby will be borne by the Company. Brokerage commissions, if any, attributable to the sale of Shares will be borne by the Selling Stockholders.

     The distribution of the Shares by the Selling Stockholders may be effected from time to time in one or more transactions for their own accounts (which may include block transactions) in the over-the-counter market, on NASDAQ, or on any exchange on which the Common Stock may then be listed, in negotiated transactions, through the writing of options on shares (whether such options are listed on an options exchange or otherwise), or a combination of such methods of sale, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Stockholders may effect such transactions by selling Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders and/or the purchasers of Shares for whom such broker-dealers may act as agent or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). The Selling Stockholders may also pledge Shares as collateral for margin accounts and such Shares could be resold pursuant to the terms of such accounts. The Selling Stockholders and any participating brokers and dealers may be deemed to be "underwriters" as defined in the Securities Act.

     Because the Selling Stockholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, the Selling Stockholders will be subject to prospectus delivery requirements under the Securities Act. Furthermore, in the event of a "distribution" of the shares, such Selling Stockholder, any selling broker or dealer and any "affiliated purchasers" may be subject to Rule 10b-6 under the Securities Exchange Act of 1934, as amended, which Rule would prohibit, with certain exceptions, any such person from bidding for or purchasing any security which is the subject of such distribution until his participation in that distribution is completed. In addition, Rule 10b-7 under the Exchange Act prohibits any "stabilizing bid" or "stabilizing purchase" for the purpose of pegging, fixing or stabilizing the price of Common Stock in connection with this offering.

     In order to comply with certain state securities laws, if applicable, the Common Stock will not be sold in a particular state unless such securities have been registered or qualified for sale in such state or any exemption from registration or qualification is available and complied with.

     The Company will not receive any of the proceeds from the sale of shares of Common Stock by the Selling Stockholders.

                                  LEGAL MATTERS

     Certain legal matters with respect to the validity of the Common Stock offered hereby have been passed upon for the Company by Fulbright & Jaworski L.L.P., New York, New York. Paul Jacobs, a partner in the firm of Fulbright & Jaworski L.L.P., is Secretary of the Company and, as of July 1, 1995, beneficially owned less than one percent of the outstanding shares of Common Stock.

                                     EXPERTS

     The consolidated financial statements and schedules of the Company as of June 30, 1994 and 1993 and for each of the years in the three-year period ended June 30, 1994, have been incorporated by reference in this Prospectus and in the Registration Statement in reliance upon the reports of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. Our reports refer to a change in the Company's method of accounting for investments in 1994 and a change in the Company's method of accounting for income taxes in 1993.

================================================================================
     No person is authorized in connection with any offering made hereby to give any information or to make any representation not contained in this Prospectus, and, if given or made, such information or representation must not be relied upon as having been authorized by the Company, any Selling Stockholder or any other person. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the Common Stock offered hereby, nor does it constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby to any person in any jurisdiction in which it is unlawful to make such an offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create any implication that the information contained herein is correct as of any date subsequent to the date hereof.

                              ____________________


                               TABLE OF CONTENTS

                                                                     Page
                                                                     ----

Available Information ...............................................  3
Incorporation of Certain
 Documents by Reference .............................................  4
Risk Factors.........................................................  5
The Company .........................................................  8
Selling Stockholders ................................................  9
Plan of Distribution ................................................ 10
Legal Matters ....................................................... 11
Experts ............................................................. 11

================================================================================




================================================================================






                                    187,500
                                     Shares



                                ZYGO CORPORATION




                                  Common Stock



                                   ----------
                                   PROSPECTUS
                                   ----------




                                August 24, 1995




================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference

     The following documents filed by the Company with the Commission are incorporated herein by reference:

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1994, filed on September 28, 1994.

     (b) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1994, filed on November 4, 1994.

     (c) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 1994, filed on February 7, 1995.

     (d) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1995, filed on May 11, 1995.

     (e) The Company's Current Report on Form 8-K, dated July 20, 1995, filed on July 20, 1995.

     (f) The Company's Current Report on Form 8-K, dated August 22, 1995, filed on August 23, 1995.

     (g) The description of the Company's Common Stock contained in Item 1 of the Company's Registration Statement on Form 8-A dated October 26, 1984.

     In addition to the foregoing, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities
Exchange Act of 1934, prior to the filing of a post-effective amendment indicating that all of the securities offered hereunder have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities

     Not applicable.

Item 5.  Interests of Named Experts and Counsel

     Not applicable.

Item 6.  Indemnification of Directors and Officers

     Section 145 of the General Corporation Law of the State of Delaware permits indemnification of directors, officers and employees of a corporation under certain conditions and subject to certain limitations. The Certificate of Incorporation of the Company provides that the Company shall, to the fullest extent permitted by Section 145, indemnify any and all persons whom it shall have power to indemnify under said Section. Article 4 of the By-laws of the Company also contains provisions for the indemnification of directors, officers and employees in accordance with Section 145. In addition, subject to receiving stockholder approval, the Company proposes to enter into Indemnity Agreements with its directors and officers providing for the maximum indemnification allowed by Section 145.

Item 7.  Exemption from Registration Claimed

     Not Applicable.

Item 8.  Exhibits

     4(a) -- Zygo Corporation Non-Employee Director Stock Option Plan.

      (b) -- Form of Zygo Corporation Non-Employee Director Stock Option Agreement.

     5    -- Opinion of Fulbright & Jaworski L.L.P.

    23(a) -- Consent of KPMG Peat Marwick LLP.

      (b) --  Consent of Fulbright & Jaworski L.L.P.(included in Exhibit 5).

    24    --  Power of Attorney (included in signature page).

Item 9.  Undertakings

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;


               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference herein.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange

Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person of the registrant in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Middlefield, State of Connecticut on August 21, 1995.


                              ZYGO CORPORATION


                              By:/s/ Gary K. Willis
                                 ---------------------------------------
                                     Gary K. Willis
                                   President and Chief Operating Officer


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below and on the following page constitutes and appoints Gary K. Willis and Mark
J. Bonney as his true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority of do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that said attorneys-in-fact and agents, each acting alone, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                               Title                                   Date
---------                               -----                                   ----

/s/ Paul F. Forman                  Chairman of the Board                  August 21, 1995
------------------                   of Directors
Paul F. Forman

Signature                               Title                                   Date
---------                               -----                                   ----


/s/ Gary K. Willis                  President, Chief                       August 21, 1995
----------------------               Executive Officer
Gary K. Willis                       and Director
                                     (Principal Executive Officer)


/s/ Carl A. Zanoni                  Vice President, Research,              August 21, 1995
----------------------               Development and Engineering
Carl A. Zanoni                       and Director


/s/ Michael R. Corboy               Director                               August 21, 1995
----------------------
Michael R. Corboy


/s/ Seymour E. Liebman              Director                               August 21, 1995
----------------------
Seymour E. Liebman


/s/ Robert G. McKelvey              Director                               August 21, 1995
----------------------
Robert G. McKelvey


                                    Director                               August   , 1995
----------------------
Paul W. Murrill


/s/ Robert B. Taylor                Director                               August 21, 1995
----------------------
Robert B. Taylor

/s/ Mark J. Bonney                  Vice President, Finance                August 21, 1995
----------------------               and Administration,
Mark J. Bonney                       Treasurer and Chief
                                     Financial Officer
                                     (Principal Financial and
                                     Accounting Officer)

                                INDEX TO EXHIBITS


Exhibit
  No.           Description                                            Page No.
  ---           -----------                                            -------

  4(a)   Zygo Corporation Non-Employee Director Stock Option Plan.         1

   (b)   Form of Zygo Corporation Non-Employee Director Stock Option      10
         Agreement.

  5     Opinion of Fulbright & Jaworski L.L.P.                            17

 23(a)  Consent of KPMG Peat Marwick LLP.                                 19

   (b)  Consent of Fulbright & Jaworski L.L.P. (included in Exhibit 5).

 24     Power of Attorney (see signature page).